UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

GTX Corp

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53046	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214, Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

213-489-3019

Registrant’s telephone number, including area code

N/A
(Former Name or former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 27, 2019 (the “Closing Date”), in accordance with the terms and conditions of that certain Asset Purchase Agreement, by and between Inpixon (“Inpixon”) and GTX Corp (the “Transferor” or “GTX,” and together with Inpixon, the “Parties”), dated June 27, 2019 (the “APA”), Inpixon completed its acquisition and licensing of certain assets and patents of GTX, consisting of a portfolio of global positioning system (“GPS”) technologies and intellectual property, including, but not limited to (a) an intellectual property portfolio that includes a registered patent, along with more than 20 pending patent applications or licenses to registered patents or pending applications relating to GPS technologies; (b) a smart school safety network (“SSSN”) solution that consists of a combination of wristbands, gateways and proprietary backend software, which rely on the Bluetooth Low-Energy (“BLE”) protocol and a low-power enterprise wireless 2.4Ghz platform, to help school administrators identify the geographic location of students or other people or things (e.g., equipment, vehicles, tools, etc.) in order to, among other things, ensure the safety and security of students while at school; (c) a personnel equipment tracking system (“P.E.T.S.”) and ground personnel safety system (“GPSS”), which includes a combination of hardware and software components, for a GPS and radio frequency (“RF”) based personnel, vehicle and asset-tracking solution designed to provide ground situational awareness and near real-time surveillance of personnel and equipment traveling within a designated area for, among other things, government and military applications and (d) a right to 30% of royalty payments that may be received by GTX in connection with its ownership interest in Inventergy LBS, LLC (“Inventergy”) which is the owner of certain patents related to methods and systems for communication with a tracking device (collectively, the “Assets”).

The Assets were acquired for aggregate consideration consisting of (i) $250,0000 in cash delivered at the closing (the “Cash Consideration”) and (ii) 1,000,000 shares of Inpixon’s restricted common stock, par value $0.001 per share (the “Shares”). In addition, 100,000 of the Shares are subject to certain holdback restrictions and forfeiture for the purpose of satisfying indemnification claims.

In accordance with the terms of the APA, Inpixon has agreed to file a resale registration statement (the “Registration Statement”) within 30 days of the Closing Date (the “Registration Filing Deadline”), to register the Shares for resale. In the event that the Registration Statement is not filed on or prior to the Registration Filing Deadline, or in the event that thereafter the Registration Statement is not declared effective by the U.S. Securities and Exchange Commission (the “SEC”) within 45 days of the Closing Date, Inpixon has agreed to loan GTX, at its option, up to $50,000 per month until the earlier of the effectiveness of the Registration Statement or the date on which the Shares may be sold without restriction in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), for up to a maximum of $250,000 in the aggregate, in accordance with the terms of a promissory note attached as an exhibit to the APA (a “Note”). Each Note shall have a maturity date that is 210 days from the issue date of such Note and shall accrue interest at a rate of 5% per annum.

In addition, for a period four years commencing on the Closing Date, GTX agreed that it will not sell nor attempt to sell: (1) the SSSN or (2) the P.E.T.S., (3) the GPSS, or (4) that certain firearm tracker technology described in the License-Back Agreement (as defined below).

The Parties also agreed, subject to certain exceptions, to an employee non-solicit restriction, for a period of one year from the Closing Date.

All of GTX’s right, title and interest in and to the Assets were sold, conveyed, transferred, assigned, and delivered to Inpixon in accordance with a General Conveyance, Bill of Sale and Assignment by and between Inpixon and GTX, dated as of the Closing Date (the “Bill of Sale”).

Patent Assignment and License Back Agreement

On the Closing Date, Inpixon and GTX entered into that certain Patent Assignment and License-Back Agreement (the “License-Back Agreement”) pursuant to which GTX sold, assigned and transferred its entire right, title and interest in certain patents (the “Transferred Patents”) to Inpixon. Additionally, Inpixon granted a limited, non-sublicensable, royalty-free, worldwide and non-exclusive license back to GTX with respect to the Transferred Patents. Inpixon may not transfer the Transferred Patents without the prior written consent of GTX, which shall not be unreasonably withheld, except in connection with the sale of all or substantially all of Inpixon’s business to a third party who expressly agrees to certain restrictive covenants contained within the APA.

In the event that Inpixon, voluntarily or involuntarily, goes into bankruptcy proceedings, GTX shall have the right to buy back the Transferred Patents for the consideration originally paid.

If Inpixon plans to abandon any issued patent included within the Transferred Patents, GTX will have the right, in its sole discretion, to assume control and direction of the prosecution and maintenance of such Transferred Patents at its sole cost and expense, and Inpixon shall, at GTX’s written request and sole cost and expense, cooperate with GTX to assign such Transferred Patents to GTX.

This Grant (as defined in the License-Back Agreement) is effective as of the Closing Date and, unless terminated earlier in accordance with Section 3 thereof, will continue in full force and effect until the expiration of the last to expire valid claim of a Transferred Patent (as defined in the APA).

Patent License Agreement

On the Closing Date, Inpixon and GTX entered into that certain Patent License Agreement (the “Patent License Agreement”) pursuant to which GTX granted Inpixon a non-exclusive, non-sublicensable license to and under certain patents relating to consumer-focused wearables (the “Licensed Patents”) to be used in any manner except to the extent that such use competes with the current footwear product line and other consumer-focused wearables sold by GTX.

In accordance with the Patent License Agreement, GTX agreed to pay to Inpixon 30% of: (i) any net settlement proceeds or judgments Transferor or any of its affiliates collects arising from litigation, based on infringement of the Licensed Patents by a third party; (ii) any proceeds, fees or payments Transferor or any of its affiliates collects from licensing the Licensed Patents to third parties; and (iii) any net proceeds from the sale of any Licensed Patents.

Unless terminated as permitted in Section 15.2 of the Patent License Agreement, the Patent License Agreement will continue in full force and effect until there are no longer any Valid Claims (as defined in the Patent License Agreement) to any Licensed Patents in any country.

Inventergy Agreement

On the Closing Date, pursuant to that certain Patent License Agreement, by and between Inpixon and Inventergy (the “Inventergy Agreement”), Inventergy granted Inpixon a non-exclusive, non-sublicensable license to and under certain patents relating to systems and methods for server communications with tracking devices (the “Licensed Patents”) to be used in any manner except to the extent that such use competes with the current footwear product line and other consumer-focused wearables sold by GTX.

In the event Inventergy decides to abandon any of the Licensed Patents, Inpixon will have the right in its sole discretion, to be assigned and assume control and direction of the prosecution and maintenance of such Licensed Patents at its sole cost and expense.

Inventergy has the sole right, but not the obligation, to bring an infringement action to enforce any Licensed Patent, defend any declaratory judgment action concerning any Licensed Patent, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensed Patent from any form of opposition, derivation, interference, declaratory judgment, federal district court, US International Trade Commission or other proceeding of any kind, and control the conduct thereof and be represented by counsel of its own choice therein. Inventergy has the right to prosecute or defend any such proceeding in Inventergy’s own name or, if required by applicable Law (as defined in the Inventergy Agreement) or otherwise necessary or desirable of Inventergy for such purposes, in the name of Inpixon and may join Inpixon as a party if a court of competent jurisdiction determines Inpixon is an indispensable party to such proceeding. In the event Inventergy elects not to take lawful action reasonably necessary to protect, enforce, or defend any Licensed Patent, it shall promptly notify Inpixon and cooperate with Inpixon, at the sole cost and expense of Inpixon, in the protection, enforcement or defense of the Licensed Patent. In the event a Party undertakes the enforcement or defense of any Licensed Patent in accordance with this agreement: the other Party shall provide all reasonable cooperation and assistance, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and being joined as a party to such action as necessary to establish standing; and any recovery, damages or settlement derived from such suit, action or other proceeding shall be applied (i) first in satisfaction of any unreimbursed expenses and legal fees reasonably incurred, and (ii) the remainder, if any, shall be treated as described in the immediately following sentence. If the enforcement or defense action was brought by:

(i)	Inventergy, the remainder shall be treated as any other litigation related award, licensing revenue or bounty collected by Inventergy in the normal course of its business (and for which the APA requires GTX to pay to Inpixon 30% of all amounts received by GTX pursuant to GTX’s ownership interest in Inventergy); and

(ii)	Inpixon, thirty percent (30%) of the remainder shall be kept by Inpixon, and the balance shall be tendered to Inventergy.

Unless terminated as permitted in Section 15.2 of the Inventergy Agreement, the Inventergy Agreement will continue in full force and effect until there are no longer any Valid Claims (as defined in the Inventergy Agreement) to any Licensed Patents in any country.

Inventergy may terminate the Inventergy Agreement in the event: (i) Inpixon or any Inpixon Affiliate (as defined in the Inventergy License Agreement), during the term of the agreement, institutes or actively participates as an adverse party in, or otherwise provides material support to, any action, suit or other proceeding to invalidate or limit the scope of any Licensed Patent claim or obtain a ruling that any Licensed Patent claim is unenforceable or not patentable. In such event, Inventergy may immediately terminate this agreement with notice to Inpixon and with no opportunity for Inpixon or the Inpixon Affiliate to cure; or (ii) all of the Licensed Patents are sold to or acquired by a third party. In such event, Inventergy may terminate this agreement after providing notice of the same to Inpixon.

Consulting Agreement

On the Closing Date, Inpixon and GTX entered into a consulting agreement (the “Consulting Agreement”) pursuant to which GTX will provide consulting services to Inpixon in consideration for a monthly fee of $15,000 and commissions equal to 5% of revenues collected by Inpixon during the 180 days period commencing on the effective date of the Consulting Agreement which are derived from customers originally introduced to Inpixon by GTX from the purchase of solutions offered by Inpixon using the Assets acquired in connection with the APA.

The above summaries of (i) the APA; (ii) the License-Back Agreement; (iii) the Patent License Agreement; (iv) the Bill of Sale; (v) the Inventergy Agreement; (vi) the Consulting Agreement; and (vii) the Note, described in this Current Report on Form 8-K (this “Current Report”), do not purport to be a complete description and each is qualified in its entirety by reference to the full text of such document which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information included at Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information included at Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*#	Asset Purchase Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.

10.1*	Patent Assignment and License-Back Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.

10.2*	Patent License Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.

10.3	General Conveyance, Bill of Sale and Assignment, dated June 27, 2019, by and between Inpixon and GTX Corp.

10.4*	Patent License Agreement, dated June 27, 2019, by and between Inpixon and Inventergy.

10.5*#	Consulting Agreement, dated June 27, 2019, by and between Inpixon and GTX Corp.

10.6	Form of Promissory Note.

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019	GTX Corp.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Chief Executive Office